Exhibit 99.1

Grant Thornton Advisors LLC

Media Contact

Jon Rucket

Senior Director, External Communications

M: +1 404 984 6249

E: jon.rucket@us.gt.com

CBIZ, Inc.

Media Contact

Amy McGahan

Director of Corporate & Strategic Communications

M: +1 216 346 7716

E: Amy.McGahan@CBIZ.com

Investor Relations Contact

Chris Sikora

Vice President, Investor Relations & Corporate Finance

O: +1 216 447 9000

E: chris.sikora@CBIZ.com

For immediate release

Grant Thornton Advisors completes acquisition of CBIZ

Combination creates the fifth-largest U.S. provider of professional services, tax and advisory offerings

All-cash transaction with enterprise value of $5 billion bolsters Grant Thornton Advisors’ cross-border, technology and industry capabilities

Multinational platform grows to more than 34,500 professionals spanning over two dozen countries and territories

New Mountain Capital backs the largest transaction of its kind in more than 25 years

CHICAGO, CLEVELAND & NEW YORK, Nov. 2, 2026 – Grant Thornton Advisors LLC (together with its affiliates, “Grant Thornton Advisors”), New Mountain Capital and CBIZ, Inc. (“CBIZ”) today announced that Grant Thornton Advisors completed its acquisition of CBIZ with an enterprise value of $5 billion.

The combination creates the fifth-largest U.S. provider of professional services, tax and advisory offerings, with more than $5 billion in annual domestic revenue. It also marks the completion of the largest transaction of its kind in more than 25 years.

The acquisition strengthens the Grant Thornton Advisors multinational platform, which spans more than 25 countries and territories. With the addition of CBIZ, the platform generates more than $7 billion in annual revenue and includes more than 34,500 professionals across the Americas, Europe, the Middle East and the Asia-Pacific region.

The combined CBIZ and Grant Thornton Advisors organization will ultimately go to market under the Grant Thornton brand and operate through an integrated business model. Jim Peko will continue in his role as chief executive officer of Grant Thornton Advisors and leader of its multinational platform.

With the closing of the transaction, CBIZ is now wholly owned by Grant Thornton Advisors, and its common stock (NYSE: CBZ) has ceased trading on the New York Stock Exchange.

GT.COM	U.S. member firm of Grant Thornton International Ltd

A separate attest transaction involving Grant Thornton LLP and CBIZ CPAs is expected to close later this year. Grant Thornton LLP is a licensed, certified public accounting firm and one of two entities operating as Grant Thornton in the U.S., alongside Grant Thornton Advisors LLC, which provides non-attest services. Following the closing, CBIZ CPAs will remain a separate licensed public accounting firm during a transition period, after which it is expected that CBIZ CPAs will be integrated with Grant Thornton LLP.

Complementary capabilities and shared commitments

With the addition of CBIZ, Grant Thornton Advisors can provide enhanced services to clients at every stage of growth — from early development to global scale — bringing together greater industry knowledge, multinational reach and technology capabilities.

The combination strengthens Grant Thornton Advisors’ ability to deliver tailored insights and solutions through expanded industry knowledge and expertise. It also provides greater scale to accelerate the firm’s previously announced $1 billion investment in AI and advanced technologies. This is especially important as organizations increasingly seek support to adopt AI, unlock its value and manage the associated risks.

The combination also creates new opportunities for Grant Thornton Advisors’ approximately 20,000 U.S.-based professionals to grow, build rewarding careers and do their best work. These opportunities will be supported by a strong organizational culture and new models that enable professionals to participate in equity structures and pursue partnership-track careers.

“Today, we bring together two firms with complementary capabilities and a shared commitment to incredible client service,” said Grant Thornton Advisors’ Peko. “CBIZ’s strong U.S. relationships and industry knowledge, combined with our expertise, multinational reach and investment in technology, give us a powerful formula for serving clients no matter how complex their needs. Our focus now is on bringing together the best of both organizations to help our clients achieve even greater success, while opening new paths for our people to grow and thrive.”

Peko added that Grant Thornton Advisors will maintain its strong focus on quality, independence and trust, reflecting the firm’s ongoing commitment to its stakeholders and belief in its purpose-built operating model.

New Mountain Capital continues to support growth

New Mountain Capital, which led an investment in Grant Thornton Advisors in May 2024, provided additional equity to support the acquisition. The investment firm has backed Grant Thornton Advisors’ strategy of expanding its capabilities, multinational reach and investments in technology, quality and talent.

“This transaction significantly expands a platform that already had strong momentum, fueled by exceptional talent, leading AI resources and deep access to capital,” said Andre Moura, managing director at New Mountain Capital. “We’re proud to support Grant Thornton Advisors with additional resources to empower our people to win in the market and deliver the highest quality work. Together, Grant Thornton Advisors and CBIZ will be stronger than ever with greater reach and enhanced capabilities to serve a wide range of clients at every stage of growth.”

“Grant Thornton Advisors and CBIZ together have broad reach and impressive capabilities that are singular in the accounting and consulting space,” said Nikhil Devulapalli, managing director at New Mountain Capital. “Today, Grant Thornton Advisors is in a stronger position than ever to serve its clients and create meaningful opportunities for its partners and professionals.”

CBIZ’s Benefits & Insurance Services segment now backed by New Mountain Capital

In connection with the closing, CBIZ’s Benefits & Insurance Services segment has been established as an independent company backed by New Mountain Capital.

Advisors for the transaction

Goldman Sachs & Co. LLC served as financial advisor to CBIZ. Weil, Gotshal & Manges LLP served as legal advisor to CBIZ, and Teneo served as strategic communications advisor to CBIZ.

Deutsche Bank acted as lead financial advisor for Grant Thornton Advisors and New Mountain Capital. Other financial advisors included J.P. Morgan, BMO Capital Markets, BofA Securities, RBC Capital Markets, UBS Investment Bank, and Jefferies. Evercore acted as financial advisor on the CBIZ Benefits & Insurance Services segment. Simpson Thacher & Bartlett LLP, Mayer Brown LLP and Hunton Andrews Kurth LLP served as legal advisors. Goldin Solutions served as strategic communications advisor.

About Grant Thornton in the U.S.

Grant Thornton delivers professional services in the U.S. through two specialized entities and their affiliates: Grant Thornton LLP, a licensed, certified public accounting (CPA) firm that provides audit and assurance services — and Grant Thornton Advisors LLC (not a licensed CPA firm), which exclusively provides non-attest offerings, including tax and advisory services.

Grant Thornton LLP, Grant Thornton Advisors LLC and their respective subsidiaries operate as an alternative practice structure (APS). The APS conforms with applicable laws, regulations and professional standards, including those from the American Institute of Certified Public Accountants.

“Grant Thornton” refers to the brand under which the member firms in the Grant Thornton International Limited (GTIL) network provide services to their clients and/or refers to one or more member firms. Grant Thornton LLP and Grant Thornton Advisors LLC serve as the U.S. member firms of the GTIL network. GTIL and its member firms are not a worldwide partnership and all member firms are separate legal entities. Member firms deliver all services; GTIL does not provide services to clients.

About the Grant Thornton Advisors multinational platform

The Grant Thornton Advisors multinational platform is a group of firms within the Grant Thornton International Limited network* that connects priority markets and operates with aligned standards, technology and delivery expectations.

The platform is currently home to 20 aligned firms stretching from the Americas across Europe and the Middle East to the Asia-Pacific region. These firms bring together more than 34,500 professionals (including CBIZ team members) to deliver cross-border solutions powered by advanced technologies, a shared commitment to quality and a growing reputation as an employer of choice in the industry. The platform firms operate as separate legal entities.

*The Grant Thornton International Limited network provides access to its member firms in more than 150 global markets.

About New Mountain Capital

New Mountain Capital is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, credit and net lease investment strategies with approximately $60 billion in assets under management. New Mountain Capital seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit www.newmountaincapital.com.

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